         UNITED STATES BANKRUPTCY COURT
         SOUTHERN DISTRICT OF NEW YORK
         -------------------------------X

         In re                          :
                                                 Chapter 11 Case No.
         THE LESLIE FAY COMPANIES, INC.,:        93 B 41724 et seq. (TLB)
         et al.,                                 (Jointly Administered)
                                        :
              Debtors.
         -------------------------------X




                 MODIFICATION OF THIRD AMENDED AND RESTATED JOINT PLAN OF REORGANIZATION FOR DEBTORS PURSUANT TO CHAPTER 11
                     OF THE UNITED STATES BANKRUPTCY CODE PROPOSED
                       BY DEBTORS AND CREDITORS' COMMITTEE







         WEIL, GOTSHAL & MANGES LLP        WACHTELL, LIPTON, ROSEN & KATZ
         Attorneys for Debtors             Attorneys for the Official
           in Possession                     Committee of Unsecured Creditors
         767 Fifth Avenue                    of The Leslie Fay Companies, Inc.
         New York, New York  10153         51 West 52nd Street
         (212) 310-8000                    New York, New York  10019
                                           (212) 403-1000

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                   The Leslie Fay Companies, Inc., Hue, Inc., Spitalnick Corp.,
         Leslie Fay Licensing Corp., Leslie Fay Retail Outlets, Inc., Leslie Fay Factory Outlet (Alabama), Inc., Leslie Fay Factory Outlet (California), Inc., Leslie Fay Factory Outlet (Iowa), Inc., Leslie Fay Factory Outlet (Tennessee), Inc. and The Official Committee of Unsecured Creditors of The Leslie Fay Companies, Inc. hereby modify and amend the Third Amended and Restated Joint Plan of Reorganization for Debtors Pursuant to Chapter 11 of the United States Bankruptcy Code Proposed by Debtors and Creditors' Committee, dated February 28, 1997 (the "Third Amended Plan"),(1) as follows:

                        1. A new Section 1.49, entitled "Derivative Action Board", shall be added to the Third Amended Plan, which shall read as follows:

                   "Derivative Action Board. The three Persons or Entities appointed prior to the Effective Date by the Bankruptcy Court upon nomination by the Creditors' Committee (or any replacements thereafter selected by such Persons or Entities), who shall determine by a majority vote whether to prosecute, compromise and settle or discontinue the Derivative Action."

                        2. Section 1.49 through 1.194 shall be renumbered, consecutively, Sections 1.50 through 1.195 of the Third Amended
         Plan.

                        3. Section 27.1 of the Third Amended Plan, entitled "Prosecution of Claims", shall be amended by deleting the period at the conclusion of the first sentence thereof and adding in lieu thereof the following:

              "; provided, however, that, notwithstanding the foregoing, the Plan Administrator, as representative of all holders of Allowed Claims in Classes 3 through 6 (inclusive), shall, if directed by the Derivative Action Board, prosecute the Derivative Action, and the Plan Administrator may discontinue or compromise and settle the Derivative Action, with any necessary approval of the court in which such action is pending, and with approval of, or within parameters established by, the Derivative Action Board."

                        4. A new Section 33.4, entitled "Dissolution of Derivative Action Board," shall be added to the Third Amended Plan, which shall read as follows:

              "Dissolution of Derivative Action Board. Upon termination of the Derivative Action by judgment, settlement or otherwise, the Derivative Action Board shall be dissolved and the members thereof shall be released and discharged from their respective fiduciary obligations."

                   5. Section 37.6 of the Third Amended Plan, entitled "Limited Release of Directors, Officers and Employees", shall be amended by (a) adding a comma after the word "negligence" in the eighth line of the Third Amended Plan and deleting the word "or" immediately thereafter and (b) adding, after the word "amended", in the eleventh line of the Third Amended Plan, the following:

              ", or (v) relating to such person's breach of fiduciary duty, other than those claims against which such directors, officers and employees were protected by the provisions of (a) Article VII of the Restated By-Laws of The Leslie Fay Companies, Inc., adopted as of August 1, 1986 and amended as of December 17, 1986 and

         --------------------
         (1) Unless otherwise defined herein, all capitalized terms used herein shall have the same meanings ascribed to them in the Third Amended Plan.


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         March 6, 1990, (b) Article Eighth of the Restated Certificate of
         Incorporation of The Leslie Fay Companies, Inc., filed August 1, 1986 and (c) applicable law."

                        6. Section 37.7 of the Third Amended Plan, entitled "Exculpation", shall be amended by (a) inserting in the third line thereof ", the Derivative Action Board" following the words "Creditors' Committee"; and (b) inserting in the seventh line thereof immediately after the word "Plan" the following;

              "or, in the case of the Derivative Action Board, in connection with the prosecution, compromise and settlement or discontinuance of the Derivative Action."











































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                        7. Except as expressly set forth herein, the provisions
         of the Third Amended Plan shall remain in full force and effect in the form filed with the Court on March 3, 1997.

         Dated:    New York, New York
                   April 4, 1997


                                       Respectfully submitted,

                                       THE LESLIE FAY COMPANIES, INC.


                                       By:  /s/ John J. Pomerantz
                                            -----------------------------
                                            Name:  John J. Pomerantz
                                            Title:  Chairman


                                       LESLIE FAY LICENSING CORP.


                                       By:  /s/ John J. Pomerantz
                                            -----------------------------
                                            Name:  John J. Pomerantz
                                            Title:  Chairman


                                    HUE, INC.


                                       By:  /s/ John J. Pomerantz
                                            -----------------------------
                                            Name:  John J. Pomerantz
                                            Title:  Chairman


                                       SPITALNICK CORP.


                                       By:  /s/ John J. Pomerantz
                                            -----------------------------
                                            Name:  John J. Pomerantz
                                            Title:  Chairman
















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                                       LESLIE FAY RETAIL OUTLETS, INC.


                                       By:  /s/ John J. Pomerantz
                                            -----------------------------
                                            Name:  John J. Pomerantz
                                            Title:  Chairman


                                       LESLIE FAY FACTORY OUTLET
                                       (ALABAMA), INC.


                                       By:  /s/ John J. Pomerantz
                                            -----------------------------
                                            Name:  John J. Pomerantz
                                            Title:  Chairman


                                       LESLIE FAY FACTORY OUTLET
                                       (CALIFORNIA), INC.


                                       By:  /s/ John J. Pomerantz
                                            -----------------------------
                                            Name:  John J. Pomerantz
                                            Title:  Chairman


                                       LESLIE FAY FACTORY OUTLET
                                       (IOWA), INC.


                                       By:  /s/ John J. Pomerantz
                                            -----------------------------
                                            Name:  John J. Pomerantz
                                            Title:  Chairman


                                       LESLIE FAY FACTORY OUTLET
                                       (TENNESSEE), INC.


                                       By:  /s/ John J. Pomerantz
                                           -------------------------------
                                           Name:  John J. Pomerantz
                                           Title:  Chairman














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









         /s/ Alan B. Miller              /s/ Richard G. Mason
         -------------------------       -----------------------------------
         ALAN B. MILLER (AM 2817)        Richard G. Mason (RGM 0698)
         A Member of the Firm            A Member of the Firm
         WEIL, GOTSHAL & MANGES LLP      WACHTELL, LIPTON, ROSEN & KATZ
         Attorneys for Debtors and       Attorneys for the Official
           Debtors in Possession           Committee of Unsecured Creditors
         767 Fifth Avenue                  of The Leslie Fay Companies, Inc.
         New York, New York  10153       51 West 52nd Street
         (212) 310-8000                  New York, New York  10019
                                         (212) 403-1000





































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